UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

MicroStrategy Incorporated

(Name of Registrant as Specified In Its Charter)

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April 7, 2009

Dear MicroStrategy Stockholder:

You are cordially invited to our Annual Meeting of Stockholders on Wednesday, May 13, 2009, beginning at 10:00 a.m., local time, at MicroStrategy’s offices, 1861 International Drive, McLean, Virginia 22102. The enclosed notice of annual meeting sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The Board of Directors recommends that stockholders vote “FOR” these proposals.

We look forward to seeing you there.

Very truly yours,

Michael J. Saylor

Chairman of the Board, President and

Chief Executive Officer

1861 International Drive

McLean, Virginia 22102

Notice of Annual Meeting of Stockholders

to be held on Wednesday, May 13, 2009

The Annual Meeting of Stockholders (the “Annual Meeting”) of MicroStrategy Incorporated, a Delaware corporation (the “Company”), will be held at MicroStrategy’s offices, 1861 International Drive, McLean, Virginia 22102, on Wednesday, May 13, 2009, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight (8) directors for the next year;

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 17, 2009 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Sanju K. Bansal

Vice Chairman, Executive Vice President,

Chief Operating Officer and Secretary

McLean, Virginia

April 7, 2009

A STOCKHOLDER MAY OBTAIN ADMISSION TO THE MEETING BY IDENTIFYING HIMSELF OR HERSELF AT THE MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL (BUT NOT OF RECORD) OWNER, A COPY OF A BROKER’S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MARCH 17, 2009 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

MICROSTRATEGY INCORPORATED

1861 International Drive

McLean, Virginia 22102

Proxy Statement for the Annual Meeting of Stockholders

to be held on Wednesday, May 13, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MicroStrategy Incorporated (the “Company,” “MicroStrategy,” “we” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2009, at MicroStrategy’s offices, 1861 International Drive, McLean, Virginia 22102 at 10:00 a.m., local time, and at any adjournment thereof. For directions to the location of the Annual Meeting, please call (703) 848-8600 between the hours of 8:00 a.m. and 5:30 p.m. local time on normal business days, and press “0” after hearing the voice prompt. All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On March 17, 2009, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 9,120,452 shares of our class A common stock, par value $0.001 per share, and an aggregate of 2,770,244 shares of our class B common stock, par value $0.001 per share (the class A common stock and the class B common stock are collectively referred to as the “Common Stock”). Each share of class A common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting and each share of class B common stock entitles the record holder thereof to ten votes on each of the matters to be voted on at the Annual Meeting.

Our Annual Report to Stockholders for 2008 is being mailed to stockholders, along with these proxy materials, on or about April 16, 2009. Our Annual Report to Stockholders includes our Annual Report on Form 10-K for 2008 as filed with the Securities and Exchange Commission, or SEC, except for any exhibits thereto. We will provide such exhibits to any stockholder upon written request. Please address requests to MicroStrategy Incorporated, Attention: Secretary, 1861 International Drive, McLean, Virginia 22102.

Votes Required

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the ratification of the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal 2).

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 13, 2009

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available on our website at http://ir.microstrategy.com/financials.cfm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 10, 2009, unless otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of any class of our Common Stock,

•	each director or nominee for director,

•	each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive and Director Compensation” below, and

•	all directors and executive officers as a group.

Beneficial Owner (1)	Number of Shares Beneficially Owned (2) (3)	Percentage of Shares of Class A Common Stock Outstanding (3) (4)
Michael J. Saylor (5)	2,829,382	23.7%
Sanju K. Bansal (6)	396,462	4.2
Arthur S. Locke, III (7)	8,678	*
Jonathan F. Klein (8)	87,807	*
Adam M. McDonald (9)	5,394	*
Paul N. Zolfaghari (10)	15,166	*
Matthew W. Calkins	—	*
Robert H. Epstein (11)	200	*
David W. LaRue	—	*
Jarrod M. Patten	—	*
Carl J. Rickertsen (12)	15,000	*
Thomas P. Spahr (13)	21,400	*
Massachusetts Financial Services Company (14)	1,171,562	12.8
Artisan Partners Limited Partnership and affiliates (15)	791,200	8.7
Renaissance Technologies LLC and an affiliate (16)	756,700	8.3
All directors and executive officers as a group (12 persons) (17)	3,490,134	27.8%

*	Less than 1%.

(1)	Each beneficial owner named in the table above (except as otherwise indicated in the footnotes below) has an address in care of MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102.

(2)	The shares listed in this table include shares of class A common stock and class B common stock, as set forth in the footnotes below. Shares of class B common stock are convertible into the same number of shares of class A common stock at any time at the option of the holder.

(3)	The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are exercisable on or within 60 days after March 10, 2009. Any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.

(4)	With respect to our directors and officers, percentages in the table and these footnotes have been calculated based on 9,120,321 shares of class A common stock and 2,770,244 shares of class B common stock outstanding as of March 10, 2009. In addition, for the purpose of calculating each director or officer’s percentage of shares outstanding, any shares of class A common stock subject to outstanding stock options held by such person which are exercisable on or within 60 days after March 10, 2009 and any shares of class B common stock held by such person are deemed to be outstanding shares of class A common stock.

(5)	Mr. Saylor’s holdings of Common Stock consist of 2,429,582 shares of class B common stock (or approximately 87.7% of the class B common stock outstanding) owned by Alcantara LLC, which is wholly owned by Mr. Saylor, and options exercisable on or within 60 days after March 10, 2009 to purchase 399,800 shares of class A common stock.

(6)	Mr. Bansal’s holdings of Common Stock consist of 280,000 shares of class B common stock owned by Shangri-La LLC, which is wholly owned by Mr. Bansal, 40,662 shares of class B common stock held in Mr. Bansal’s own name (collectively constituting approximately 11.6% of the class B common stock outstanding), 50,000 shares of class A common stock held in Mr. Bansal’s own name, 5,800 shares of class A common stock owned by a foundation for which Mr. Bansal acts as the sole trustee and options exercisable by Mr. Bansal on or within 60 days after March 10, 2009 to purchase 20,000 shares of class A common stock.

(7)	Mr. Locke’s holdings of Common Stock consist of options exercisable on or within 60 days after March 10, 2009 to purchase 8,678 shares of class A common stock. Mr. Locke departed from the Company on March 25, 2009.

(8)	Mr. Klein’s holdings of Common Stock consist of options exercisable on or within 60 days after March 10, 2009 to purchase 87,807 shares of class A common stock.

(9)	Mr. McDonald’s holdings of Common Stock consist of options exercisable on or within 60 days after March 10, 2009 to purchase 5,394 shares of class A common stock. Mr. McDonald departed from the Company on February 27, 2009.

(10)	Mr. Zolfaghari’s holdings of Common Stock consist of 166 shares of class A common stock and options exercisable on or within 60 days after March 10, 2009 to purchase 15,000 shares of class A common stock.

(11)	Mr. Epstein’s holdings of Common Stock consist of 200 shares of class A common stock.

(12)	Mr. Rickertsen’s holdings of Common Stock consist of 3,000 shares of class A common stock and options exercisable on or within 60 days after March 10, 2009 to purchase 12,000 shares of class A common stock.

(13)	Mr. Spahr’s holdings of Common Stock consist of 20,000 shares of class B common stock held in his own name (approximately 0.7% of the class B common stock outstanding) and 1,400 shares of class A common stock owned by a foundation for which Mr. Spahr acts as the President and a Director.

(14)	Beneficial ownership is as of December 31, 2008, based on a Schedule 13G/A filed on February 3, 2009 with the SEC by Massachusetts Financial Services Company. Massachusetts Financial beneficially owns 1,171,562 shares of class A common stock, for which it has sole voting power as to 1,090,352 shares and sole dispositive power as to 1,171,562 shares. The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.

(15)	Beneficial ownership is as of December 31, 2008, based on a Schedule 13G filed on February 13, 2009 with the SEC by Artisan Partners Limited Partnership, Artisan Investment Corporation, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler. Each filer beneficially owns 791,200 shares of class A common stock, for which such filer has shared voting power as to 725,900 shares and shared dispositive power as to 791,200 shares. The address of each of the filers is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

(16)	Beneficial ownership is as of December 31, 2008, based on a Schedule 13G/A filed on February 13, 2009 with the SEC by Renaissance Technologies LLC and James H. Simons. Renaissance beneficially owns 756,700 shares of class A common stock, for which it has sole voting power as to 670,757 shares, sole dispositive power as to 756,300 shares and shared dispositive power as to 400 shares. Mr. Simons beneficially owns 756,700 shares of class A common stock held by Renaissance, for which he has sole voting power as to 670,757 shares, sole dispositive power as to 756,300 shares and shared dispositive power as to 400 shares. The address of Renaissance and Mr. Simons is 800 Third Avenue, New York, New York 10022.

(17)	Shares held by the directors and executive officers as a group consists of 68,762 shares of class A common stock, options to purchase 651,128 shares of class A common stock that are exercisable on or within 60 days after March 10, 2009 and 2,770,244 shares of class B common stock (100.0% of the class B common stock outstanding), which shares are convertible into the same number of shares of class A common stock at any time at the option of the holder. Shares held by the directors and executive officers as a group exclude shares held by Mr. Locke, who departed from the Company on March 25, 2009, and shares held by Mr. McDonald, who departed from the Company on February 27, 2009.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of March 31, 2009 are as follows:

Name	Age	Title
Michael J. Saylor	44	Chairman of the Board of Directors, President and Chief Executive Officer
Sanju K. Bansal	43	Vice Chairman, Executive Vice President and Chief Operating Officer
Douglas K. Thede	40	Interim Chief Financial Officer Acting Vice President, Worldwide Controller Vice President, Worldwide Tax & Treasurer
Jonathan F. Klein	42	Executive Vice President, Law & General Counsel
Paul N. Zolfaghari	44	Executive Vice President, Worldwide Sales & Operations
Jeffrey A. Bedell	40	Executive Vice President, Technology and Chief Technology Officer

Set forth below is certain information regarding the professional experience of each of the above-named persons.

Michael J. Saylor has served as chief executive officer and chairman of the Board of Directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000 and since January 2005. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a Venture Manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

Sanju K. Bansal has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the Board of Directors of MicroStrategy since September 1997 and has served as vice chairman of the Board of Directors since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

Douglas K. Thede has served as interim chief financial officer and acting vice president, worldwide controller since March 2009, as vice president, worldwide tax & treasurer since November 2008, and previously as vice president, worldwide tax planning & compliance since joining MicroStrategy in June 2008. Prior to joining MicroStrategy, Mr. Thede served as senior director, tax of Convergys Corporation, an S&P 500 company that provides relationship management solutions, from March 2005 to May 2008, and as senior tax manager at PricewaterhouseCoopers LLP from August 2003 to March 2005. Mr. Thede also served a total of twelve years with Cincinnati Bell Inc., Ernst & Young LLP and KPMG Peat Marwick from 1991 to 2003. Mr. Thede is a certified public accountant and received a B.S. in Business from Miami University.

Jonathan F. Klein has served as executive vice president, law & general counsel since December 1, 2007, as vice president, law and general counsel from November 1998 to December 2007, and as corporate counsel from June 1997 to November 1998. From September 1993 to June 1997, Mr. Klein was an appellate litigator with the United States Department of Justice. Mr. Klein received a B.A. in Economics from Amherst College and a J.D. from Harvard Law School.

Paul N. Zolfaghari has served as executive vice president, worldwide sales & operations since December 1, 2007, as vice president, worldwide sales and operations from August 2006 to December 2007, as vice president, worldwide business affairs from March 2005 to August 2006, as vice president & chief of staff from July 2003 to March 2005, as chief of staff from November 2000 to July 2003 and as assistant to the president & CEO from December 1999 to November 2000. Mr. Zolfaghari received a B.A. in English from Gettysburg College and a J.D. from the University of Pittsburgh.

Jeffrey A. Bedell has served as executive vice president, technology and chief technology officer since December 1, 2007, as vice president, technology and chief technology officer from April 2001 to December 2007, as vice president, platform technology from 1999 to 2001, and as senior program manager and director of technology programs from 1992 to 1999. Mr. Bedell received a B.A. in Religion from Dartmouth College.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated for re-election.

The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders (and until the election and qualification of his successor or his earlier death, resignation or removal).

Nominees

Set forth below, for each nominee, are his name and age, positions with the Company, principal occupation and business experience during at least the past five years and the year of commencement of his term as a director of the Company:

Michael J. Saylor (44) has served as chief executive officer and chairman of the Board of Directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000 and since January 2005. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a Venture Manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

Sanju K. Bansal (43) has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the Board of Directors of MicroStrategy since September 1997 and has served as vice chairman of the Board of Directors since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

Matthew W. Calkins (36) has been a member of the Board of Directors of MicroStrategy since November 2004. In 1999, Mr. Calkins founded Appian Corporation, a privately-held business process management company, where he has served as the president and chief executive officer since its founding. Mr. Calkins received a B.A. in Economics from Dartmouth College.

Robert H. Epstein (56) has been a member of the Board of Directors of MicroStrategy since January 2006. Mr. Epstein is currently president and chief executive officer of Takeda Lace, Inc., a trading and distribution company for various Asian textile manufacturing firms. From May 2002 to October 2007, Mr. Epstein was president and chief executive officer of Takeda Lace USA, Inc., the U.S. subsidiary of Japan-based textile manufacturer Takeda Lace Co., Ltd. From October 2001 to May 2002, Mr. Epstein pursued various business opportunities, including serving as a consultant for Warnaco Inc., an apparel manufacturer. From June 1978 to October 2001, Mr. Epstein served in various positions at textile manufacturer Liberty Fabrics of New York, Inc., concluding his tenure as division president and chief operating officer. Mr. Epstein received a B.S. in Psychology from Columbia University and did coursework at the Stern School of Business at New York University.

David W. LaRue, Ph.D. (58) has been a member of the Board of Directors of MicroStrategy since February 2006. Dr. LaRue was a member of the accounting faculty of the University of Virginia’s McIntire School of Commerce for twenty-five years prior to his retirement in May 2008. Dr. LaRue has published several technical and policy articles in prominent tax and accounting journals and has testified on tax policy issues before the Ways and Means Committee of the U.S. House of Representatives and the U.S. Treasury Department. Dr. LaRue currently serves as an independent consultant on matters involving tax, accounting, and financial issues. He has been recognized as an expert witness in accounting, taxation, finance, and/or economics by the U.S. Tax Court, the Federal Claims Court, and several Federal District Courts.

Jarrod M. Patten (37) has been a member of the Board of Directors of Microstrategy since November 2004. In 1996, Mr. Patten founded RRG and has served as the president and chief executive officer since inception. RRG is an independent international consulting firm specializing in the development and implementation of enterprise-wide cost control strategies that heighten operational controls, increase transparency, ensure cost compliance and extend cost accountability for RRG’s geographically diverse client base. Mr. Patten received a B.S. in Biology and a B.A. in Biological Anthropology and Anatomy from the Trinity College of Arts and Sciences at Duke University.

Carl J. Rickertsen (48) has been a member of the Board of Directors of MicroStrategy since October 2002. Mr. Rickertsen is currently managing partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2004. From January 1998 to January 2004, Mr. Rickertsen was chief operating officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen is also a member of the board of directors of Convera Corporation, a publicly-traded search-engine software company. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School.

Thomas P. Spahr (44) has been a member of the Board of Directors of MicroStrategy since January 2006. Mr. Spahr is currently president of Libra Ventures, LLC, a start-up web based applications design company, a position he has held since November 2004. Since February 2004, Mr. Spahr has also been serving as Vice President, Secretary, and Vice President of Business Development for Jex Technologies, Inc., a technology company focusing on automating health care logistics. From June 2001 to February 2004, Mr. Spahr was an independent investor. From 1996 to June 2001, Mr. Spahr served in various positions at MicroStrategy, concluding his tenure as Vice President, Information Systems and Chief Information Officer. Mr. Spahr received an S.B. Degree in Aeronautics and Astronautics from the Massachusetts Institute of Technology.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED HEREIN FOR ELECTION AS DIRECTOR.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Related Person Transactions Policy

We have adopted a formal written policy and procedure for the review, approval and ratification of related person transactions, as defined under the rules and regulations promulgated by the Securities Exchange Act of 1934. The policy covers any transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. For purposes of the policy, a related person is defined as our directors, director nominees and executive officers since the beginning of our last fiscal year, beneficial owners of more than 5% of any class of our voting securities, members of their respective immediate family, and any entity in which the foregoing persons had a greater than 10% ownership interest. The policy generally requires any proposed related person transaction to be reported to our General Counsel and reviewed and approved by the Audit Committee prior to effectiveness or consummation of the transaction, whenever practical. If the General Counsel determines that advance approval of a related person transaction is not practical under the circumstances, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at the next meeting of the Committee. For transactions arising between meetings of the Audit Committee, the Chair of the Audit Committee can approve the transaction, subject to ratification by the Audit Committee at the next meeting of the Audit Committee. If the General Counsel first learns of a related person transaction after such transaction has already taken place, the Audit Committee must review and, in its discretion, may ratify the related person transaction at its next meeting. Related person transactions involving compensation of executive officers also require the review and approval of the Compensation Committee.

The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under the circumstances, the transaction is in our best interests. The Audit Committee may impose conditions on the related person transaction as it deems appropriate. In making such determination, the Audit Committee reviews and considers the following, among other factors:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature is reviewed by the Audit Committee annually.

In addition to the procedures set forth in the policy, we have multiple processes for reporting conflicts of interests, including related person transactions, to the Audit Committee. Under our Code of Conduct, all employees are required to report any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the General Counsel or to the Audit Committee, as appropriate. We also annually distribute questionnaires to our executive officers and members of the Board of Directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Code of Conduct and for any related person transaction under the policy.

There have been no related person transactions required to be reported pursuant to rules or regulations promulgated by the Securities Exchange Act since the beginning of 2008.

Board of Directors

Our Board of Directors is currently comprised of Messrs. Saylor, Bansal, Calkins, Epstein, LaRue, Patten, Rickertsen and Spahr. The Board of Directors met four times during 2008. Each director who served on the Board of Directors during 2008 attended at least 75% of the aggregate number of meetings of the Board of Directors and its committees on which he served. The Board of Directors has determined that each of the non-employee directors of the Company (Messrs. Calkins, Epstein, LaRue, Patten, Rickertsen and Spahr), who collectively constitute a majority of the Board, is an independent director as defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

The independent members of the Board of Directors regularly meet in executive session without any employee directors or other members of management in attendance.

Audit Committee

The Board of Directors has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and adopted the Seventh Amended and Restated Audit Committee Charter, which is publicly available on the Corporate Governance section of our website, www.microstrategy.com. The Audit Committee of the Board of Directors provides the opportunity for direct contact between our independent registered public accounting firm and the Board of Directors.

The Audit Committee is currently comprised of Messrs. LaRue (Chairman), Calkins and Patten. The Audit Committee met six times (including one telephonic meeting) during 2008. Each director who served on the Audit Committee during 2008 attended all of the meetings of the Audit Committee.

The Board of Directors has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rule definition of an independent director for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Securities Exchange Act. The Board of Directors has designated Mr. LaRue as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. Additional information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption “Audit Committee Report.”

Compensation Committee

The Board of Directors has established a standing Compensation Committee and adopted an Amended and Restated Charter for the Compensation Committee which is publicly available on the Corporate Governance section of our website, www.microstrategy.com. The Compensation Committee of the Board of Directors makes compensation decisions regarding our President and Chief Executive Officer and performs other functions related to compensation matters.

The Compensation Committee is currently comprised of Messrs. Rickertsen (Chairman) and Patten. The Compensation Committee held two telephonic meetings during 2008. Each member of the Compensation Committee attended all of the meetings of the Compensation Committee.

The Board of Directors has determined that each member of the Compensation Committee meets the Nasdaq Marketplace Rule definition of an independent director for compensation committee purposes. Each member of the Compensation Committee is also a non-employee director, as defined in Rule 16b-3 under the Securities Exchange Act, and an outside director under Section 162(m) of the Internal Revenue Code. Additional

information regarding the Compensation Committee and its functions and responsibilities is included in this Proxy Statement under the caption “Compensation Discussion and Analysis” and “Compensation Committee Report.”

Controlled Company

We are a controlled company as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules, because more than 50% of the voting power of the Company is controlled by our Chairman, President and Chief Executive Officer, Michael J. Saylor. As a controlled company under Nasdaq rules, the Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the Annual Meeting.

Director Candidates

As noted above, we do not have a standing nominating committee and the functions of evaluating and selecting directors are performed by the Board of Directors as a whole. The Board will, from time to time, evaluate biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process. We have not engaged a third party to assist us in identifying and evaluating the individuals nominated for election as directors at the Annual Meeting.

In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including an evaluation of each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of our stockholders. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rule definition of an independent director and the SEC’s definition of an audit committee financial expert. The Board does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders because of our status as a controlled company under Nasdaq rules. Stockholder recommendations relating to director nominees or otherwise may be submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals.” Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Stockholders may also send communications to the Board of Directors in accordance with the procedures set forth below under the heading “Communicating with the Board of Directors.”

Director Attendance at Annual Meeting of Stockholders

Although we do not have a policy with regard to Board members’ attendance at our annual meeting of stockholders, all directors are encouraged to attend the annual meeting. Three of the eight members of the Board of Directors attended the 2008 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board may do so by writing to the Secretary of the Company, MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and must include the stockholder’s full name, address and a valid telephone number. The name of any specific intended Board recipient should be noted in the communication. The Secretary will forward any such correspondence to the intended recipients; however, prior to forwarding any such correspondence, the Secretary or his designee will review such correspondence, and in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature, personal grievances or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s consideration.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and holders of more than 10% of our class A common stock to file with the SEC initial reports of ownership of our class A common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of 10% of our class A common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and executive officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2008.

Code of Ethics

On March 5, 2004, the Board of Directors, through its Audit Committee, adopted a Code of Ethics that applies to MicroStrategy’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and such other personnel of MicroStrategy or its majority-owned subsidiaries as may be designated from time to time by the chairman of the Audit Committee. The Code of Ethics is publicly available on the Corporate Governance section of our website, www.microstrategy.com. We intend to disclose any amendments to the Code of Ethics or any waiver from a provision of the Code of Ethics on the Corporate Governance section of our website, www.microstrategy.com.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our executive compensation program for the six executives who are identified in the Summary Compensation Table on page 20, whom we refer to as our named executive officers, is the same as our goal for operating the Company—to create long-term value for our stockholders. In furtherance of this goal, our executive compensation program is designed to recognize, reward and provide incentives for exceptional individual performance, superior financial and operating results and effective leadership. It is also designed to align our named executive officers’ interests with those of our stockholders and to encourage both their performance and retention. These objectives serve as the basis for determining the overall compensation of each executive, considered in light of company performance.

Compensation Objectives

Performance and Alignment

Each of our named executive officers possesses skills, experience and qualities that make him a unique and valuable member of the management team. The compensation for our named executive officers reflects their abilities, superior management experience, continued high performance and their contribution to the leadership and management of their particular departments and the Company as a whole. We also seek to align the interests of our named executive officers with those of our stockholders by evaluating executive performance on the basis of key financial metrics that we believe reflect short-term and long-term stockholder value. Key elements of our executive compensation program that achieve these objectives include:

•	a base salary that rewards overall performance and sets future expectations for performance;

•	an incentive cash bonus that compensates Mr. Saylor based on our diluted earnings per share for the fiscal year;

•

a discretionary cash bonus for each of Messrs. Bansal, Locke and Klein that is based on a subjective assessment of his performance using quantitative and qualitative measures considered in light of our performance; and

•

incentive cash bonuses for Messrs. McDonald and Zolfaghari that are determined by measuring their respective performances on a quarterly and annual basis against specific, pre-established financial metrics.

Retention

Because of their experience and talents, our executives are often presented with other professional opportunities, including ones at potentially higher compensation levels. We attempt to retain our executives by providing a base salary and overall compensation package that is market competitive.

Implementing Our Objectives

Determining Compensation

Our executive compensation decisions are based on a review of our performance and a subjective assessment of the executive’s performance during the year against financial and strategic goals, taking into account the scope of the executive’s responsibilities, his employment and compensation history with the Company, overall compensation arrangements and long-term potential to enhance stockholder value. Specific factors that may affect compensation decisions for the named executive officers include:

•	key financial metrics such as revenue, operating profit, earnings per share, and operating margins;

•	strategic objectives such as technological innovation, globalization, improvement in market position and feedback from customers; and

•	operational goals for the Company or a particular business department, including improved deployment of resources and expansion.

We have adopted incentive cash bonus plans for Mr. Saylor, our Chairman of the Board, Chief Executive Officer and President, Mr. McDonald, our former Executive Vice President, Worldwide Services, and Mr. Zolfaghari, our Executive Vice President, Worldwide Sales and Operations, that measure performance against specific, pre-established metrics on a quarterly or an annual basis because we believe that their responsibilities can be tied to specific company-wide performance metrics. We generally do not adhere to rigid formulas with respect to the compensation of our other named executive officers because we believe that more qualitative and subjective evaluations are necessary in determining their appropriate levels of compensation. We incorporate flexibility into our compensation program and in the assessment process to respond to and adjust for an evolving and dynamic business environment. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executive officers to deliver superior performance and to achieve our retention goals.

The Compensation Committee does not conduct formal benchmarking in establishing compensation arrangements for the CEO. In establishing Mr. Saylor’s compensation, however, the Compensation Committee, from time to time, has considered the compensation provided to the chief executive officers of Business Objects, Cognos, Actuate, Sybase, Informatica and Teradata. Mr. Saylor does not use benchmarking in establishing compensation arrangements for the Company’s other executive officers.

No Employment or Severance Agreements

Our named executive officers do not have employment, severance or change-of-control agreements. Our CEO serves at the will of the Board and the other executive officers serve at the will of the Board and the CEO. This approach is consistent with our employment and compensation philosophy that relies significantly upon providing performance-based incentives and aligning the interests of executives with those of our stockholders.

Role of the Compensation Committee and CEO

The Compensation Committee of our Board has the authority and responsibility to develop, adopt and implement compensation arrangements for the CEO. The Board has delegated to the CEO the authority and responsibility to develop, adopt and implement compensation arrangements for all other executive officers, including all named executive officers other than the CEO. The CEO makes compensation determinations regarding named executive officers in periodic consultation with the Compensation Committee, consistent with the Nasdaq rules applicable to controlled companies. Neither the Company nor the Compensation Committee has engaged a third-party compensation consultant to help determine or provide input for 2008 or 2009 regarding the determination of compensation for the CEO or the other named executive officers.

Equity Ownership Guidelines

Mr. Saylor beneficially owns 399,800 shares of class A common stock and 2,429,582 shares of class B common stock, or 66.3% of the total voting power and 23.7% of the total equity interest in the Company as of March 10, 2009. Mr. Bansal beneficially owns 75,800 shares of class A common stock and 320,662 shares of class B common stock, or 8.9% of the total voting power and 4.2% of the total equity interest in the Company as of March 10, 2009. Accordingly, given the significant equity stakes already held by Messrs. Saylor and Bansal, we do not believe that any equity ownership guidelines would be meaningful.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its other officers whose compensation is required to be disclosed to the company’s stockholders under the Securities Exchange Act for being among the four most highly compensated officers. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee and the CEO take into account, to the extent they believe appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) in determining compensation levels and practices applicable to the named executive officers. The Committee and CEO believe that there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Elements Used to Achieve Compensation Objectives

The principal elements of our compensation program for Mr. Saylor are base salary and an incentive cash bonus plan based on our diluted earnings per share during the fiscal year. The principal elements of our compensation program for Messrs. Bansal, Locke and Klein are base salary and a discretionary cash bonus. The principal elements of our compensation program for Messrs. McDonald and Zolfaghari are base salary and incentive cash bonuses that are determined by measuring their respective performances on a quarterly and annual basis against specific, pre-established financial metrics.

We also provide each of our named executive officers with certain perquisites and other benefits that the Compensation Committee or CEO, as applicable, believes are reasonable and consistent with the objectives of our executive compensation program. Each of these compensation elements satisfies one or more of our performance, alignment, and retention objectives, as described more fully below. We combine the compensation elements for each executive in a manner we believe is consistent with the executive’s contributions to the Company. Although we do not have formal long-term compensation programs or currently grant equity compensation to executives, we believe that our executive compensation program nevertheless promotes long-term value to stockholders by providing a stable management team and rewarding financial results that are expected to contribute toward long-term stockholder value. Our executive compensation program presently consists primarily of base salary and cash bonuses, and also includes perquisites, the remaining value of equity compensation awards granted prior to 2008, and health insurance, 401(k) matching, group term life insurance and other standard employee benefits.

Base Salary

We provide cash compensation in the form of base salary to attract and retain talented executives by recognizing the scope of responsibilities placed on each executive officer and rewarding each named executive officer for his unique leadership skills, management experience and contributions. We also take into consideration economic and industry conditions and company performance. We do not assign relative weights to Company and individual performance, but instead make a subjective determination after measuring such performances collectively. A competitive base salary is an important component of compensation as it provides a degree of financial stability for our executives. The Compensation Committee does not conduct formal benchmarking in establishing compensation arrangements for the CEO. In establishing Mr. Saylor’s compensation, however, the Compensation Committee, from time to time, has considered the compensation provided to the chief executive officers of Business Objects, Cognos, Actuate, Sybase, Informatica and Teradata. Mr. Saylor does not use benchmarking in establishing compensation arrangements for the Company’s other executive officers.

Cash Bonuses

Our cash bonus compensation is designed to reward achievement of strategic and financial goals that support our objective of enhancing stockholder value and to motivate executives to achieve superior performance in their areas of responsibility. We have not made grants of equity compensation to executive officers since 2004. Accordingly, our cash bonus compensation program is the main vehicle for providing performance-based compensation to executives. We consider various factors in determining the form and structure of the cash bonus plan that is most appropriate for rewarding and motivating the individual named executive officer.

Our CEO is responsible for the business as a whole, and therefore, the Compensation Committee believes that basing the CEO’s incentive cash bonus on a company-wide financial metric, diluted earnings per share, provides the appropriate incentive for his performance. We believe that establishing diluted earnings per share as a performance metric best aligns our CEO’s interests with those of our stockholders because increases in diluted earnings per share directly increase the overall value of the Company to stockholders.

In March 2008, the Compensation Committee established a plan for determining the eligible bonus amount with respect to Mr. Saylor’s performance for the period from January 1, 2008 through December 31, 2008 that used the same formula for calculating Mr. Saylor’s bonus as was used in 2007. The 2008 bonus plan provided that for each dollar of diluted earnings per share (DEPS) generated by the Company during 2008, Mr. Saylor would be eligible to receive $400,000, up to a maximum potential bonus payment of $4,800,000, subject to the Compensation Committee’s discretion to award a cash bonus amount lower than the amount calculated using the formula.

In March 2009, the Compensation Committee established a plan for determining the eligible bonus amount with respect to Mr. Saylor’s performance for the period from January 1, 2009 through December 31, 2009 that, like the 2008 bonus plan, uses DEPS as the performance metric on which Mr. Saylor’s bonus will be based. Mr. Saylor’s 2009 bonus plan determines the eligible bonus amount using the following graduated rates based on the Company’s achievement of specified levels of DEPS:

•	$400,000 per dollar of DEPS for the first dollar of DEPS, plus

•	$500,000 per dollar of DEPS for the second dollar of DEPS, plus

•	$600,000 per dollar of DEPS for each dollar of DEPS over $2.00.

The Compensation Committee adopted these graduated rates, rather than the single rate that had been used in recent past years, to provide additional incentive to the CEO to seek to achieve superior Company performance within a challenging macroeconomic environment. The maximum cash bonus amount for 2009 is set at $4,800,000, which is the same as the maximum amount that the Compensation Committee set for 2008. The 2009 bonus formula also retains as a feature the Compensation Committee’s discretion to award a cash bonus amount lower than the amount calculated using the bonus formula. The Compensation Committee believes that maintaining a simple formula derived from our diluted earnings per share provides a transparent and readily understandable basis for providing performance-based compensation.

Messrs. Bansal, Locke and Klein are each compensated under discretionary cash bonus arrangements based on a subjective evaluation of the individual’s performance in the context of general economic and industry conditions and company performance. In evaluating the individual’s performance and determining the bonus amount, the CEO takes into consideration the achievement of various strategic and financial objectives by each of these executives and the target bonus amount that was previously established. In setting target bonus amounts, the CEO considers his expectations for the business department headed by each named executive officer and the executives’ potential for achieving the expectations. We believe that a discretionary cash bonus arrangement is the appropriate mechanism for rewarding and motivating Messrs. Bansal, Locke and Klein because each of these executives is responsible for, among other things, strategic objectives that cannot always be measured by traditional financial metrics. These strategic objectives include managing and building department infrastructure, hiring key personnel to support our domestic and international operations, supporting our worldwide sales and services activities, and developing corporate policies, controls, and procedures.

In establishing the cash bonus plan for Mr. McDonald, the CEO considered Mr. McDonald’s responsibility for managing the worldwide product support and other services business of our core BI business. Since Mr. McDonald had direct responsibility for business activities that generate revenue from sales of our product support and other services, his bonus plan was designed to reward him for specific achievements in these areas. Under his 2008 bonus plan, Mr. McDonald was eligible to receive:

•

quarterly cash bonus awards determined by multiplying 0.75% by the amount by which the quarterly contribution margin of our worldwide product support and other services revenue exceeded budgeted targets each quarter of 2008; and

•	an annual cash bonus award determined by multiplying 0.75% by the increase in the value of our maintenance contracts worldwide between the end of 2007 and the end of 2008.

Mr. McDonald departed from the Company shortly after the end of 2008. Accordingly, the CEO did not adopt a bonus plan for Mr. McDonald for 2009.

In establishing the cash bonus plan for Mr. Zolfaghari, the CEO considered Mr. Zolfaghari’s responsibility for managing the worldwide sales and sales operations of our core business intelligence business. Since Mr. Zolfaghari has direct responsibility for business activities that generate revenue from sales of our worldwide product licenses, support and other services, his bonus plan was designed to reward him for specific achievements in these areas. Under Mr. Zolfaghari’s initial bonus plan for 2008, he was eligible to receive:

•

quarterly cash bonus awards determined by multiplying 0.75% by the amount by which the quarterly contribution margin of our worldwide product licenses, support and other services revenue exceeded budgeted targets each quarter of 2008; and

•	an annual cash bonus award determined by multiplying 0.75% by the increase in the value of our maintenance contracts worldwide between the end of 2007 and the end of 2008.

In the second half of 2008, the CEO reevaluated Mr. Zolfaghari’s initial bonus plan based on the CEO’s subjective determination that such bonus plan would not adequately reflect Mr. Zolfaghari’s contributions with respect to the third and fourth quarters of 2008. As a result of that reevaluation, the CEO adopted a modified bonus plan for Mr. Zolfaghari with respect to the third and fourth quarters of 2008. The modified bonus plan retained the annual maintenance bonus from the initial bonus plan, but altered the quarterly contribution bonus. Under his modified bonus plan, Mr. Zolfaghari was eligible to receive:

•

quarterly cash bonus awards determined by multiplying 0.50% by the income from continuing operations before financing and other income and income taxes for our core BI business (i.e., our business intelligence software and services business unit), which excludes any amounts attributable to our Alarm.com and Angel.com businesses, with respect to each of the third and fourth quarters of 2008; and

•	an annual cash bonus award determined by multiplying 0.75% by the increase in the value of our maintenance contracts worldwide between the end of 2007 and the end of 2008.

For 2009, the CEO established a bonus plan for Mr. Zolfaghari based on the same quarterly financial metric used in his modified bonus plan for 2008, applied with respect to each quarter in 2009, and the same annual bonus metric used in his modified bonus plan for 2008, applied with respect to the increase in the value of maintenance contracts between the end of 2008 and the end of 2009. We believe that this plan is appropriate because it links a significant portion of Mr. Zolfaghari’s compensation to financial metrics that reflect his sales performance and that are tied to the Company’s earnings.

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that the Compensation Committee and the CEO believe are reasonable and consistent with our overall compensation program. We believe that the relatively low cost of these benefits to the Company is a reasonable use of our resources. These benefits allow our executives to:

•

participate in important Company meetings and other events for which the Company’s payment of the expenses of such executives and their guests may result in imputed compensation to such executives for tax purposes;

•	maintain appropriate levels of visibility and activity in business, professional and social circles that may benefit our business, as well as enjoying time with friends and family; and

•	enhance our ability to retain our executive officers.

We allow executive officers to make personal use of tickets to sporting, charity, dining, entertainment or similar events as well as use of corporate suites, club memberships or similar facilities that we may acquire, which we refer to as the Corporate Development Programs. Such personal use may result in imputed compensation to participating individuals for tax purposes. To the extent personal use results in such imputed compensation to an executive officer, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such executive officer a “tax gross-up” in cash, which would approximate the amount of the individual’s federal and state income and payroll taxes on the taxable income associated with such personal use of these programs, plus federal and state income and payroll taxes on the taxes that the individual may incur as a result of the payment of taxes by us.

From time to time, our Board of Directors may hold meetings and other related activities in various locations. The Company pays for specified travel, lodging, food, beverage, entertainment and related expenses on behalf of the participants and their guests. Participation in these activities may result in imputed compensation to participating individuals for tax purposes. To the extent that participation results in such imputed compensation to a participating executive officer, we provide such officer a tax gross-up for taxes he may incur as a result of his participation.

We sponsor an annual trip and related events for sales and service personnel who have met specified performance criteria. We believe that participation by Messrs. Saylor, McDonald and Zolfaghari in these events is important and beneficial to the Company because it strengthens their relationship with key sales and services personnel. Accordingly, we have authorized Messrs. Saylor, McDonald and Zolfaghari, as well as their guests, to attend these events. The Company pays for specified travel, lodging, food, beverage, entertainment and related expenses on behalf of the participants. Participation in this event may result in imputed compensation to participating individuals for tax purposes. To the extent that participation results in such imputed compensation to a participating executive officer, we provide such officer a tax gross-up for taxes he may incur as a result of his participation. We provide a similar gross-up payment to any other participating employees. We have established a policy that the compensation imputed to Mr. Saylor as a result of this perquisite may not exceed $20,000 in any fiscal year.

In addition, we may hold, host or otherwise arrange events, outings or other similar entertainment functions at which Mr. Saylor and Mr. Bansal are permitted to entertain personal guests and are paid a tax gross-up for taxes they may incur as a result of such event. We have established a policy that the aggregate incremental cost to us of such entertainment activities (to the extent that they are not Corporate Development Programs) attributable to each of Mr. Saylor and Mr. Bansal, including all tax gross-up payments, may not exceed $50,000 in any fiscal year.

We also make available to Mr. Saylor, as CEO, perquisites that are not generally available to other named executive officers:

•	We pay Mr. Saylor’s monthly dues at a private club that offers dining services and hosts business, professional and social community events.

•

We provide a company-owned vehicle and driver to Mr. Saylor. In addition to business use, we have authorized Mr. Saylor to make personal use of the company-owned vehicle and related driving services when such vehicle is not being used for business purposes, and we provide a tax gross-up for taxes he may incur as a result of this personal use. Such arrangements enable Mr. Saylor to make more productive and efficient use of his time for Company business while he is in transit, enhance his personal security and help to preserve Company confidentiality by limiting his use of public transportation such as taxis and limousine rental services.

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For the same reasons that we have authorized Mr. Saylor to make personal use of a company-owned vehicle and related driving services, we permit him to acquire the services of one or more drivers for vehicles other than a company-owned vehicle for personal use, and we provide a tax gross-up for taxes he may incur as a result of this personal use. We have established a policy that the aggregate compensation to Mr. Saylor and any other director or employee of the Company as a result of personal use of such alternative car services, including all tax gross-up payments, together may not exceed $100,000 in any fiscal year.

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We also sublease, at no rental cost, a standard office space at our headquarters building to Alcantara LLC, a company of which Mr. Saylor is the sole member and through which Mr. Saylor conducts personal business activities, and provide a tax gross-up for taxes he may incur as a result of this sublease.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the CEO and may adjust, add or eliminate certain perquisites or benefits. The Compensation Committee believes that they are useful in motivating and retaining Mr. Saylor by allowing him to devote additional time to business matters and facilitating his participation in professional and social events that may help develop our business. Similarly, the CEO periodically reviews the levels of perquisites and other personal benefits provided to the other named executive officers and may adjust, add or eliminate certain perquisites or benefits.

Determining Compensation

We generally establish in the first quarter of each fiscal year performance-based bonus plans. Determinations regarding the actual payment of bonuses are also generally made in the first quarter of the fiscal year following the year for which the bonuses are being awarded. Determinations regarding adjustments to base salary and to bonus targets are generally made in the second quarter of the fiscal year to the extent not established in the first quarter.

Base Salary

In 2008, the Compensation Committee considered our CEO’s base salary, and the CEO considered the base salaries of our named executive officers. As a result, we made the following adjustments to the base salaries of the executive officers set forth in the following table:

	Previous Annual Base Salary	Adjusted Annual Base Salary	Effective Date
Michael Saylor	$525,000	$875,000	April 1, 2008
Sanju Bansal	225,000	325,000	May 1, 2008
Arthur Locke	350,000	400,000	May 1, 2008
Jonathan Klein	350,000	400,000	May 1, 2008
Adam McDonald	225,000	275,000	April 1, 2008
Paul Zolfaghari	275,000	300,000	April 1, 2008
	300,000	400,000	October 1, 2008

In making these determinations, the Compensation Committee and CEO made subjective determinations that these increased base salary levels were appropriate, but in so doing considered the following general factors:

•	company performance over the prior several quarters and motivation for continued growth in the future;

•	increased job responsibilities of each executive as we continue to expand our business worldwide and adjust our strategic plan for an evolving business environment; and

•	the competitive market for talented managers with experience and expertise in the business intelligence and software technology fields.

The Compensation Committee does not conduct formal benchmarking in establishing compensation arrangements for the CEO. In establishing Mr. Saylor’s compensation in 2008, however, the Compensation Committee determined that our CEO’s compensation was significantly lower than that paid to the chief executive officers of Business Objects and Cognos, our most direct competitors in the business intelligence market prior to their respective acquisitions by SAP and IBM in January 2008. Accordingly, the Compensation Committee determined to increase Mr. Saylor’s base salary so that his overall compensation arrangements would be more commensurate with those provided by these competitors to their chief executive officers. Based on the performance factors indicated above and this competitive analysis, the Compensation Committee increased Mr. Saylor’s annual base salary from $525,000 to $875,000, effective April 1, 2008.

The CEO also considered each named executive officer’s strengths and abilities in such officer’s respective fields, scope of responsibilities, employment and compensation history and such officer’s future potential. Each position is unique, not only in function but also in terms of the market norms for compensation and the pool of potential executives that may be available to fill that particular role. Given these unique conditions, determinations regarding base salaries are unique to each named executive officer and do not necessarily reflect any comparative judgments. With respect to each of the named executive officers other than himself, the CEO conducted a subjective assessment of the executive’s individual performance, as measured against various objectives as described above.

Mr. Zolfaghari’s salary was adjusted in early 2008 as part of our annual consideration of employee salary levels, and was adjusted again in late 2008 based on the CEO’s subjective determination that Mr. Zolfaghari’s salary did not adequately reflect Mr. Zolfaghari’s contributions to the Company.

Cash Bonuses

On March 12, 2009, the Compensation Committee of the Board of Directors determined a cash bonus award to Mr. Saylor in the amount of $1,359,704 with respect to his performance during the 2008 fiscal year in accordance with the 2008 Saylor Bonus Plan. As the Company’s diluted earnings per share in 2008 were less than in 2007, the bonus paid to Mr. Saylor for 2008 was proportionately less than the bonus paid to him in 2007, consistent with the design of the 2008 Saylor Bonus Plan and the Compensation Committee’s philosophy regarding bonus compensation. The Compensation Committee did not exercise its discretion to award a cash bonus amount lower than the amount calculated using the formula set forth in the 2008 Saylor Bonus Plan since the amount derived from the formula was consistent with the Compensation Committee’s assessment of the CEO’s strong overall performance and the financial performance of the Company in an increasingly challenging macroeconomic environment.

In 2008, the CEO used a subjective evaluation process, considering our overall performance and achievement of strategic objectives, as discussed earlier, in establishing full-year bonus compensation for the named executive officers other than the CEO. For example, the CEO considered that in 2008 we achieved growth in total revenues, continued to show solid operating efficiencies and margins, achieved improvements in income from product support and other services, and enhanced our global capacity by adding talented employees to support our increasing customer base and the increasing levels of sophistication in our customers’ business intelligence needs and applications. The CEO also considered the contribution of each named executive officer to our overall performance and achievement of strategic objectives.

On February 20, 2009, the CEO determined as a result of this evaluation process to pay a cash bonus award to Mr. Locke in the amount of $620,000, or 95% of his bonus target for 2008, in respect of his performance in 2008; a cash bonus award to Mr. Klein in the amount of $620,000, or 95% of his bonus target for 2008, in respect of his performance in 2008; and a cash bonus award to Mr. Bansal in the amount of $405,000, or 95% of his bonus target for 2008, in respect of his performance in 2008.

In March 2008, the CEO also adopted a partial-year bonus plan for Mr. Locke as an additional incentive based on Mr. Locke’s contributions to the overall performance of the Company and the performance of the Company’s Finance department for the period from January 1, 2008 to the date of the determination of the award. Pursuant to this plan, on April 30, 2008 the CEO awarded Mr. Locke a cash bonus in the amount of $25,000, or 100% of the target under the plan.

Cash bonus awards were made to Messrs. McDonald and Zolfaghari in accordance with their respective 2008 bonus plans. Mr. McDonald received $439,739 under his 2008 bonus plan. Mr. Zolfaghari received $361,507 in the aggregate under his initial and modified 2008 bonus plans.

In March 2008, the CEO also adopted a partial-year bonus plan for Mr. McDonald to make Mr. McDonald’s overall compensation arrangements for 2008 more attractive to him. Pursuant to this plan, on April 30, 2009, the CEO awarded Mr. McDonald a cash bonus in the amount of $75,000, or 100% of the target under the plan.

In March 2008, the CEO also adopted a partial-year bonus plan for Mr. Zolfaghari based on the CEO’s subjective determination that the quarterly cash bonus award under Mr. Zolfaghari’s initial bonus plan for the first quarter of 2008 would not adequately reflect his contributions with respect to that quarter. Pursuant to this plan, on April 30, 2008 the CEO awarded Mr. Zolfaghari a cash bonus in the amount of $50,000, or 100% of the target under the plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated.

Carl J. Rickertsen

Jarrod M. Patten

Named Executive Officer Compensation

The compensation information set forth below relates to compensation paid by us to our chief executive officer, chief financial officer and our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2008. We refer to these executives collectively as the named executive officers.

Summary Compensation Table

The following table sets forth certain information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compen- sation ($) (2)		Total ($)
Michael J. Saylor	2008	787,500	—	21,267	1,359,704	(3)	548,680	(4)	2,717,151
Chairman of the Board, President and Chief Executive Officer	2007	525,000	—	225,678	1,819,592	(5)	285,392	(6)	2,855,662
	2006	493,750	—	483,305	2,080,836	(7)	141,636	(8)	3,199,527

Sanju K. Bansal	2008	291,667	405,000	523	—		61,068	(9)	758,258
Vice Chairman of the Board, Executive Vice President, and Chief Operating Officer	2007	216,667	375,000	55,040	—		46,477	(10)	693,184
	2006	200,000	375,000	117,882	—		27,007	(11)	719,889

Arthur S. Locke, III	2008	383,333	645,000	438	—		20,971	(13)	1,049,742
Former Executive Vice President, Finance & Chief Financial Officer (12)	2007	341,667	550,000	4,679	—		6,093	(14)	902,439
	2006	275,000	575,000	13,158	—		3,162	(15)	866,320

Jonathan F. Klein	2008	383,333	620,000	2,589	—		18,288	(16)	1,024,210
Executive Vice President, Law & General Counsel	2007	341,667	550,000	27,526	—		2,420	(17)	921,613
	2006	275,000	480,000	68,937	—		2,944	(18)	826,881

Adam M. McDonald	2008	262,500	75,000	389	439,739	(20)	23,523	(21)	801,151
Former Executive Vice President, Worldwide Services (19)	2007	216,667	—	4,132	206,944	(22)	3,424	(23)	431,167
	2006	189,982	50,000	8,835	204,464	(24)	232	(25)	453,513

Paul N. Zolfaghari	2008	318,750	50,000	523	361,507	(26)	27,435	(27)	758,215
Executive Vice President, Worldwide Sales & Operations	2007	262,500	—	5,505	410,305	(28)	5,542	(29)	683,852
	2006	206,439	156,357	14,144	404,989	(30)	290	(31)	782,219

(1)

Amount shown represents the dollar amount recognized for the respective fiscal years for financial reporting purposes in respect of stock options granted to each of the named executive officers, calculated in accordance with provisions of Statement of Financial Accounting Standards No. 123R. No stock options were granted to any directors or employees in 2006, 2007 or 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 10, “Share-Based Compensation,” to the Company’s consolidated financial statements set forth in the Company’s Forms 10-K for the years ended December 31, 2006 and 2007, respectively, and Note 9 to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2008, for the assumptions made in determining SFAS 123R values. This amount reflects the Company’s accounting expense for stock options granted to each of the named executive officers, and is not intended to represent the value, if any, that is actually realized by the individual.

(2)	All Other Compensation includes the value of perquisites and other personal benefits for the named executive officer, as well as “gross-ups” and other amounts reimbursed during the fiscal year for the payment of taxes, but does not include perquisites and other personal benefits for the named executive officer if the total value of all perquisites and other personal benefits for such named executive officer in a given year was less than $10,000.

For purposes of the amounts reported in this column and described in corresponding footnotes,

•	“Sublease” refers to the sublease of office space by the Company to Alcantara LLC;

•

“Corporate Development Programs” refers to tickets to sporting, charity, dining, entertainment or similar events as well as use of corporate suites, club memberships or similar facilities that the Company may acquire;

•	“Company Vehicle” refers to the Company’s limousine and related driving services;

•	“Alternative Car Services” refers to services of one or more drivers for vehicles other than a company-owned vehicle;

•	“Club Dues” refers to club dues paid on behalf of Mr. Saylor by the Company;

•

“Entertainment Events” refers to parties, outings or other similar entertainment events that we may hold, host or otherwise arrange, for which our payment of the expenses of named executive officers and their guests may be deemed compensation to named executive officers;

•	“President’s Club” refers to an annual trip and related events for sales and service personnel who have met specified performance criteria; and

•

“Meeting Activities” refers to Board of Directors meetings and other related activities in various locations for which our payment of the expenses of named executive officers and their guests may be deemed compensation to named executive officers.

See “Compensation Discussion and Analysis” for further discussion of the benefits referred to in this footnote.

With respect to each individual perquisite or benefit, we report the higher of (i) aggregate incremental cost or (ii) compensation imputed to the named executive officer for tax purposes. For each perquisite or benefit other than the Sublease and personal use of the Corporate Development Programs, the amounts shown also reflect the aggregate incremental cost to the Company for such perquisite or benefit. We generally calculate aggregate incremental cost to the Company by disregarding fixed costs that the Company has already incurred as a general matter but are necessary to provide the perquisite, and aggregating only the variable costs that the Company incurs as a result of providing the perquisite to the employee.

•

In determining the aggregate incremental cost of providing the Sublease, we aggregated costs such as office supplies, telephone usage, incremental use by the occupant of office machines such as copiers, and additional utilities. We did not include any expense for furniture used from our pre-existing supply, office building rent that we incur regardless of whether we sublease the one office provided to Alcantara LLC, the value of a parking space provided in the building that we are allocated regardless of whether we sublease the office to Alcantara LLC, internet access and network infrastructure that we make available in our building generally, or the facility cleaning and administration fee that we incur generally regardless of whether we sublease the office to Alcantara LLC.

•

In determining the aggregate incremental cost of providing personal use of the Corporate Development Programs, we aggregated costs such as (x) additional event tickets purchased for the individual making personal use and his personal guests and (y) a portion of food service expenses incurred in connection with the Corporate Development Programs based on the percentage of use attributable to such individual’s personal use. We did not include any expense that the Company incurred to lease facilities or to purchase annual ticket subscriptions for business entertainment that the Company subsequently made available for personal use.

•

With respect to Mr. Saylor’s personal use of a Company vehicle, we included the entire annual cost to the Company of the vehicle and related driving services, regardless of the fact that such vehicle is generally available for Company business use when not being used by Mr. Saylor.

(3)	Amount shown represents the cash bonus amount awarded to Mr. Saylor pursuant to his bonus plan for 2008.

(4)	Amount shown includes (i) $15,522, which represents compensation imputed to Mr. Saylor in connection with the Sublease; (ii) a cash payment of $11,333 for reimbursement of taxes incurred in connection with the Sublease; (iii) $76,722, which represents compensation imputed to Mr. Saylor in connection with his personal use of the Corporate Development Programs; (iv) a cash payment of $56,015 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs; (v) $128,995, which represents the aggregate incremental cost to the Company in connection with Mr. Saylor’s personal use of a Company Vehicle; (vi) a cash payment of $83,088 for reimbursement of taxes incurred in connection with his personal use of a Company Vehicle; (vii) $38,944, which represents the aggregate incremental cost to the Company in connection with Mr. Saylor’s personal use of Alternative Car Services; (viii) a cash payment of $28,433 for reimbursement of taxes incurred in connection with his personal use of Alternative Car Services; (ix) $1,839, which represents the cost of Club Dues; (x) $26,699, which represents compensation imputed to Mr. Saylor in connection with an Entertainment Event; (xi) a cash payment of $19,493 for reimbursement of taxes incurred in connection with an Entertainment Event; (xii) $17,923, which represents compensation imputed to Mr. Saylor in connection with his participation in President’s Club; (xiii) a cash payment of $13,086 for reimbursement of taxes incurred in connection with his participation in President’s Club; (xiv) $17,541, which represents compensation imputed to Mr. Saylor in connection with his participation in Meeting Activities; (xv) a cash payment of $12,807 for reimbursement of taxes incurred in connection with his participation in Meeting Activities and (xvi) $240, which is the premium paid by the Company with respect to Mr. Saylor in connection with the Company’s provision of group term life insurance to employees generally.

The aggregate incremental cost of providing the Sublease and personal use of the Corporate Development Programs is significantly lower than the amounts indicated in this footnote for these items, which reflect compensation imputed to Mr. Saylor for tax purposes. The aggregate incremental cost of providing the Sublease and personal use of the Corporate Development Programs to Mr. Saylor in 2008 was approximately $3,020 and $23,736, respectively.

(5)	Amount shown represents the cash bonus amount awarded to Mr. Saylor pursuant to his bonus plan for 2007.

(6)

Amount shown includes (i) $15,144, which represents compensation imputed to Mr. Saylor in connection with the Sublease; (ii) a cash payment of $11,056 for reimbursement of taxes incurred in connection with the Sublease; (iii) $60,433, which represents compensation imputed to Mr. Saylor in connection with his personal use of the Corporate Development Programs; (iv) a cash payment of $44,122 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs; (v) $54,638, which represents the aggregate incremental cost to the Company in connection with Mr. Saylor’s personal use of a Company Vehicle; (vi) a cash payment of $24,440 for reimbursement of taxes incurred in connection with his personal use of a Company Vehicle; (vii) $1,762, which represents the cost of Club

Dues; (viii) $26,716, which represents compensation imputed to Mr. Saylor in connection with an Entertainment Event; (ix) a cash payment of $19,506 for reimbursement of taxes incurred in connection with an Entertainment Event; (x) $18,247, which represents compensation imputed to Mr. Saylor in connection with his participation in President’s Club; (xi) a cash payment of $8,666 for reimbursement of taxes incurred in connection with his participation in President’s Club; (xii) $407, which represents compensation imputed to Mr. Saylor in connection with the Company’s purchase of a sympathy flower arrangement and (xiii) $255, which is the premium paid by the Company with respect to Mr. Saylor in connection with the Company’s provision of group term life insurance to employees generally.

The aggregate incremental cost of providing the Sublease and personal use of the Corporate Development Programs is significantly lower than the amounts indicated in this footnote for these items, which reflect compensation imputed to Mr. Saylor for tax purposes. The aggregate incremental cost of providing the Sublease and personal use of the Corporate Development Programs to Mr. Saylor in 2007 was approximately $1,659 and $20,565, respectively.

(7)	Amount shown represents the cash bonus amount awarded to Mr. Saylor pursuant to his bonus plan for 2006.

(8)	Amount shown includes (i) $14,443, which represents compensation imputed to Mr. Saylor in connection with the Sublease; (ii) a cash payment of $10,545 for reimbursement of taxes incurred in connection with the Sublease; (iii) $47,462, which represents compensation imputed to Mr. Saylor in connection with his personal use of the Corporate Development Programs; (iv) a cash payment of $34,653 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs; (v) $2,009, which represents the cost of Club Dues; (vi) $22,694, which represents compensation imputed to Mr. Saylor in connection with an Entertainment Event; (vii) $5,514, which represents compensation imputed to Mr. Saylor in connection with his participation in President’s Club; (viii) a cash payment of $4,026 for reimbursement of taxes incurred in connection with his participation in President’s Club and (ix) $290, which is the premium paid by the Company with respect to Mr. Saylor in connection with the Company’s provision of group term life insurance to employees generally.

The aggregate incremental cost of providing the Sublease and personal use of the Corporate Development Programs is significantly lower than the amounts indicated in this footnote for these items, which reflect compensation imputed to Mr. Saylor for tax purposes. The aggregate incremental cost of providing the Sublease and personal use of the Corporate Development Programs to Mr. Saylor in 2006 was approximately $1,659 and $20,785, respectively.

(9)	Amount shown includes (i) $5,244, which represents compensation imputed to Mr. Bansal in connection with his personal use of the Corporate Development Programs; (ii) a cash payment of $3,829 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs; (iii) $26,699, which represents compensation imputed to Mr. Bansal in connection with an Entertainment Event; (iv) a cash payment of $19,493 for reimbursement of taxes incurred in connection with an Entertainment Event; (v) $3,215, which represents compensation imputed to Mr. Bansal in connection with his participation in Meeting Activities; (vi) a cash payment of $2,348 for reimbursement of taxes incurred in connection with his participation in Meeting Activities and (vii) $240, which is the premium paid by the Company with respect to Mr. Bansal in connection with the Company’s provision of group term life insurance to employees generally.

The aggregate incremental cost of providing personal use of the Corporate Development Programs is significantly lower than the amount indicated in this footnote for this item, which reflects compensation imputed to Mr. Bansal for tax purposes. The aggregate incremental cost of providing personal use of the Corporate Development Programs to Mr. Bansal in 2008 was $720.

(10)	Amount shown includes (i) $26,716, which represents compensation imputed to Mr. Bansal in connection with an Entertainment Event; (ii) a cash payment of $19,506 for reimbursement of taxes incurred in connection with an Entertainment Event and (iii) $255, which is the premium paid by the Company with respect to Mr. Bansal in connection with the Company’s provision of group term life insurance to employees generally.

(11)	Amount shown includes (i) $2,325, which represents compensation imputed to Mr. Bansal in connection with his personal use of the Corporate Development Programs; (ii) a cash payment of $1,698 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs; (iii) $22,694, which represents compensation imputed to Mr. Bansal in connection with an Entertainment Event and (iv) $290, which is the premium paid by the Company with respect to Mr. Bansal in connection with the Company’s provision of group term life insurance to employees generally.

The aggregate incremental cost of providing personal use of the Corporate Development Programs is significantly lower than the amount indicated in this footnote for this item, which reflects compensation imputed to Mr. Bansal for tax purposes. The aggregate incremental cost of providing personal use of the Corporate Development Programs to Mr. Bansal in 2006 was $0.

(12)	Mr. Locke departed from the Company on March 25, 2009.

(13)	Amount shown includes (i) $6,400, which represents compensation imputed to Mr. Locke in connection with his personal use of the Corporate Development Programs; (ii) a cash payment of $4,673 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs; (iii) $5,513, which represents compensation imputed to Mr. Locke in connection with his participation in Meeting Activities; (iv) a cash payment of $4,025 for reimbursement of taxes incurred in connection with his participation in Meeting Activities and (v) $360, which is the premium paid by the Company with respect to Mr. Locke in connection with the Company’s provision of group term life insurance to employees generally.

The aggregate incremental cost of providing personal use of the Corporate Development Programs is significantly lower than the amount indicated in this footnote for this item, which reflects compensation imputed to Mr. Locke for tax purposes. The aggregate incremental cost of providing personal use of the Corporate Development Programs to Mr. Locke in 2008 was $210.

(14)	Amount shown includes (i) a cash payment of $5,838 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs and (ii) $255, which is the premium paid by the Company with respect to Mr. Locke in connection with the Company’s provision of group term life insurance to employees generally.

(15)	Amount shown includes (i) a cash payment of $2,872 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs and (ii) $290, which is the premium paid by the Company with respect to Mr. Locke in connection with the Company’s provision of group term life insurance to employees generally.

(16)	Amount shown includes (i) $5,696, which represents compensation imputed to Mr. Klein in connection with his personal use of the Corporate Development Programs; (ii) a cash payment of $4,549 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs; (iii) $4,280, which represents compensation imputed to Mr. Klein in connection with his participation in Meeting Activities; (iv) a cash payment of $3,523 for reimbursement of taxes incurred in connection with his participation in Meeting Activities and (v) $240, which is the premium paid by the Company with respect to Mr. Klein in connection with the Company’s provision of group term life insurance to employees generally.

The aggregate incremental cost of providing personal use of the Corporate Development Programs is significantly lower than the amount indicated in this footnote for this item, which reflects compensation imputed to Mr. Klein for tax purposes. The aggregate incremental cost of providing personal use of the Corporate Development Programs to Mr. Klein in 2008 was $263.

(17)	Amount shown includes (i) a cash payment of $2,165 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs and (ii) $255, which is the premium paid by the Company with respect to Mr. Klein in connection with the Company’s provision of group term life insurance to employees generally.

(18)	Amount shown includes (i) a cash payment of $2,683 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs and (ii) $261, which is the premium paid by the Company with respect to Mr. Klein in connection with the Company’s provision of group term life insurance to employees generally.

(19)	Mr. McDonald departed from the Company on February 27, 2009.

(20)	Amount shown represents the cash bonus amount awarded to Mr. McDonald pursuant to his bonus plan for 2008.

(21)	Amount shown includes (i) $1,477, which represents the aggregate incremental cost of providing personal use of the Corporate Development Programs to Mr. McDonald; (ii) a cash payment of $458 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs; (iii) $11,802, which represents compensation imputed to Mr. McDonald in connection with his participation in President’s Club; (iv) a cash payment of $8,616 for reimbursement of taxes incurred in connection with his participation in President’s Club; (v) $565, which represents compensation imputed to Mr. McDonald in connection with his participation in Meeting Activities; (vi) a cash payment of $413 for reimbursement of taxes incurred in connection with his participation in Meeting Activities and (vii) $192, which is the premium paid by the Company with respect to Mr. McDonald in connection with the Company’s provision of group term life insurance to employees generally.

(22)	Amount shown represents the cash bonus amount awarded to Mr. McDonald pursuant to his bonus plan for 2007.

(23)	Amount shown includes (i) a cash payment of $3,220 for reimbursement of taxes incurred in connection with his participation in President’s Club and (ii) $204, which is the premium paid by the Company with respect to Mr. McDonald in connection with the Company’s provision of group term life insurance to employees generally.

(24)	Amount shown represents the cash bonus amount awarded to Mr. McDonald pursuant to his bonus plan for 2006.

(25)	Amount shown represents the premium paid by the Company with respect to Mr. McDonald in connection with the Company’s provision of group term life insurance to employees generally.

(26)	Amount shown represents the aggregate cash bonus amount awarded to Mr. Zolfaghari pursuant to his initial bonus plan for 2008 and modified bonus plan for 2008.

(27)	Amount shown includes (i) $11,541, which represents compensation imputed to Mr. Zolfaghari in connection with his participation in President’s Club; (ii) a cash payment of $8,426 for reimbursement of taxes incurred in connection with his participation in President’s Club; (iii) $4,178, which represents compensation imputed to Mr. Zolfaghari in connection with his participation in Meeting Activities; (iv) a cash payment of $3,050 for reimbursement of taxes incurred in connection with his participation in Meeting Activities and (v) $240, which is the premium paid by the Company with respect to Mr. Zolfaghari in connection with the Company’s provision of group term life insurance to employees generally.

(28)	Amount shown represents the cash bonus amount awarded to Mr. Zolfaghari pursuant to his bonus plan for 2007.

(29)	Amount shown includes (i) a cash payment of $2,263 for reimbursement of taxes incurred in connection with his personal use of the Corporate Development Programs; (ii) a cash payment of $2,974 for reimbursement of taxes incurred in connection with his participation in President’s Club; (iii) $50 for reimbursement of taxes incurred in connection with the Company’s purchase of a congratulatory gift for Mr. Zolfaghari in recognition of a personal occasion and (iv) $255, which is the premium paid by the Company with respect to Mr. Zolfaghari in connection with the Company’s provision of group term life insurance to employees generally.

(30)	Amount shown represents the cash bonus amount awarded to Mr. Zolfaghari pursuant to his bonus plan for 2006.

(31)	Amount shown represents the premium paid by the Company with respect to Mr. Zolfaghari in connection with the Company’s provision of group term life insurance to employees generally.

Grants of Plan-Based Awards for 2008

The following table sets forth certain information concerning the non-equity incentive plan compensation of the named executive officers for the fiscal year ended December 31, 2008:

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)		Target ($)		Maximum ($)
Michael J. Saylor		(1)	1,819,592	(1)	4,800,000	(1)
Sanju K. Bansal	—		—		—
Arthur S. Locke, III	—		—		—
Jonathan F. Klein	—		—		—
Adam M. McDonald		(2)	157,500	(2)		(2)
Paul N. Zolfaghari		(3)	150,000	(3)		(3)
		(4)	314,565	(4)		(4)

(1)	The Compensation Committee established the 2008 Saylor Bonus Plan based on a performance goal relating to the Company’s diluted earnings per share for fiscal year 2008, as discussed in “Compensation Discussion and Analysis.” The maximum bonus amount that could be awarded pursuant to this plan was $4,800,000. There were no threshold or target bonus amounts under the 2008 Saylor Bonus Plan. When target awards are not determinable, SEC rules require the disclosure of representative amounts based on the previous year’s performance. Accordingly, the amount in the “Target” column represents the award for which Mr. Saylor would have been eligible if the Company’s diluted earnings per share for fiscal year 2008 were the same as the Company’s diluted earnings per share for fiscal year 2007. On March 12, 2009, the Compensation Committee of the Board of Directors of the Company awarded a cash bonus to Mr. Saylor in the amount of $1,359,704 (as set forth in the Summary Compensation Table) with respect to his performance during fiscal year 2008 pursuant to the 2008 Saylor Bonus Plan. The cash bonus award was paid to Mr. Saylor in March 2009.

(2)	The CEO established a bonus plan for Mr. McDonald for 2008 based on specific, pre-established financial metrics, as discussed in “Compensation Discussion and Analysis.” The amount in the “Target” column represents the award for which Mr. McDonald was eligible pursuant to his bonus plan for 2008 if the contribution margins of our worldwide product support and other services revenues for each quarter in fiscal year 2008 were 100% of the target amount set by the Chief Executive Officer. Mr. McDonald had the potential to earn amounts in excess of the target payout if such revenues exceeded 100% of the target amount, and also had the potential to earn a cash bonus if there was growth in value of the Company’s worldwide maintenance contracts from fiscal year 2007 to 2008. There was no threshold bonus amount under Mr. McDonald’s bonus plan for 2008. Bonus award payments were made to Mr. McDonald in quarterly increments during 2008 and early 2009 with respect to the contribution margins of our worldwide product support and other services revenues in the aggregate amount of $333,121, and one annual increment in 2009 with respect to growth in the value of the Company’s worldwide maintenance contracts in the amount of $106,618, for a total of $439,739 (as set forth in the Summary Compensation Table) with respect to his performance during fiscal year 2008 pursuant to his 2008 bonus plan.

(3)

The CEO established an initial bonus plan for Mr. Zolfaghari for 2008 based on specific, pre-established financial metrics, as discussed in “Compensation Discussion and Analysis.” The amount in the “Target” column represents the award for which Mr. Zolfaghari was eligible pursuant to his initial 2008 bonus plan if the contribution margins of our worldwide product licenses, support and other services revenues for the first and second quarter in fiscal year 2008 were 100% of the target amount set by the Chief Executive Officer. Mr. Zolfaghari had the potential to earn amounts in excess of the target payout if such revenues exceeded 100% of the target amount, and also had the potential to earn a cash bonus if there was growth in value of the Company’s worldwide maintenance contracts from fiscal year 2007 to 2008. There was no threshold bonus amount under the Mr. Zolfaghari’s initial 2008 bonus plan. Bonus award payments were made to Mr. Zolfaghari in quarterly increments with respect to the contribution margins of our worldwide product licenses, support and other services revenues for the first two quarters of 2008 in the aggregate amount of

$55,604 (as set forth in the Summary Compensation Table) with respect to his performance during fiscal year 2008 pursuant to his initial 2008 bonus plan. Later in 2008, the Chief Executive Officer established a modified bonus plan for Mr. Zolfaghari that superseded his initial bonus plan with respect to the third and fourth quarters of 2008. The modified plan is described in footnote (4) below.

(4)	There were no threshold or target bonus amounts under Mr. Zolfaghari’s modified bonus plan for 2008. When target awards are not determinable, SEC rules require the disclosure of representative amounts based on the previous year’s performance. Accordingly, the amount in the “Target” column represents the award for which Mr. Zolfaghari would have been eligible if the Company’s core operating income for the third and fourth quarters of fiscal year 2008 were the same as the Company’s core operating income for the third and fourth quarters of fiscal year 2007. Bonus award payments were made to Mr. Zolfaghari in quarterly increments during 2008 and early 2009 with respect to the Company’s core operating income for the third and fourth quarters of fiscal year 2008 in the aggregate amount of $199,285, and one annual increment in 2009 with respect to growth in the value of the Company’s worldwide maintenance contracts in the amount of $106,618, for a total of $305,903 (as set forth in the Summary Compensation Table) with respect to his performance during fiscal year 2008 pursuant to his modified bonus plan for 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information concerning unexercised options for each of the named executive officers outstanding as of December 31, 2008. All references to “shares” in the table refer to shares of the Company’s class A common stock.

Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price per Share ($)	Option Expiration Date
	Exercisable		Unexercisable
Michael J. Saylor	399,800	(1)	0	(1)	20.69	2/8/2013

Sanju K. Bansal	20,000	(2)	0	(2)	20.69	2/8/2013

Arthur S. Locke, III	3,500	(3)	0	(3)	101.25	2/21/2011	(3)
	78	(4)	0	(4)	23.00	4/25/2012	(4)
	5,100	(5)	0	(5)	20.69	2/8/2013	(5)

Jonathan F. Klein	3,000	(6)	0	(6)	132.19	8/10/2009
	5,000	(7)	0	(7)	242.50	9/27/2010
	2,500	(8)	0	(8)	215.00	10/17/2010
	38,522	(9)	0	(9)	4.70	7/26/2012
	38,785	(10)	0	(10)	20.69	2/8/2013

Adam M. McDonald	394	(11)	0	(11)	441.25	6/9/2010	(11)
	5,000	(12)	0	(12)	215.00	10/17/2010	(12)

Paul N. Zolfaghari	600	(13)	0	(13)	187.19	7/28/2009
	5,000	(14)	0	(14)	441.25	6/9/2010
	400	(15)	0	(15)	215.00	10/17/2010
	4,250	(16)	0	(16)	4.70	7/26/2012
	4,750	(17)	0	(17)	20.69	2/8/2013

(1)	The vesting of the shares subject to this stock option is as follows: (i) 71,800 shares vested on 02/28/2004; (ii) 82,000 shares vested on 02/28/2005; (iii) 82,000 shares vested on 02/08/2006; (iv) 82,000 shares vested on 02/08/2007; and (v) 82,000 shares vested on 02/08/2008.

(2)	These shares vested on 02/08/2008.

(3)	The shares subject to this stock option vested in five equal annual installments beginning on 03/31/2002. Mr. Locke departed from the Company on March 25, 2009, and any portion of this stock option remaining unexercised three months from such date will be cancelled.

(4)	The vesting of the shares subject to this stock option is as follows: (i) 16 shares vested on 12/31/2005; (ii) 16 shares vested on 03/31/2006; (iii) 15 shares vested on 06/30/2006; (iv) 15 shares vested on 09/30/2006; and (v) 16 shares vested on 12/31/2006. Mr. Locke departed from the Company on March 25, 2009, and any portion of this stock option remaining unexercised three months from such date will be cancelled.

(5)	The vesting of the shares subject to this stock option is as follows: (i) 1,700 shares vested on 02/08/2006; (ii) 1,700 shares vested on 02/08/2007; and (iii) 1,700 shares vested on 02/08/2008. Mr. Locke departed from the Company on March 25, 2009, and any portion of this stock option remaining unexercised three months from such date will be cancelled.

(6)	The shares subject to this stock option vested in five equal annual installments beginning on 09/30/2000.

(7)	The vesting of the shares subject to this stock option is as follows: (i) 999 shares vested on 06/30/2001; (ii) 1,000 shares vested on 6/30/2002; (iii) 1,000 shares vested on 6/30/2003; (iv) 1,000 shares vested on 6/30/2004; and (v) 1,001 shares vested on 6/30/2005.

(8)	The vesting of the shares subject to this stock option is as follows: (i) 500 shares vested on 04/01/2001; (ii) 500 shares vested on 10/01/2001; (iii) 500 shares vested on 10/01/2002; (iv) 500 shares vested on 10/01/2003; and (v) 500 shares vested on 10/01/2004.

(9)	The vesting of the shares subject to this stock option is as follows: (i) 3,522 shares vested on 07/26/2004; (ii) 17,500 shares vested on 07/26/2005; and (iii) 17,500 shares vested on 07/26/2006.

(10)	The vesting of the shares subject to this stock option is as follows: (i) 8,785 shares vested on 02/08/2005; (ii) 10,000 shares vested on 02/08/2006; (iii) 10,000 shares vested on 02/08/2007; and (iv) 10,000 shares vested on 02/08/2008.

(11)	The vesting of the shares subject to this stock option is as follows: (i) 78 shares vested on 06/30/2001; (ii) 79 shares vested on 06/30/2002; (iii) 79 shares vested on 06/30/2003; (iv) 79 shares vested on 06/30/2004; and (v) 79 shares vested on 06/30/2005. Mr. McDonald departed from the Company on February 27, 2009, and any portion of this stock option remaining unexercised three months from such date will be cancelled.

(12)	The vesting of the shares subject to this stock option is as follows: (i) 999 shares vested on 04/01/2001; (ii) 1,000 shares vested on 10/01/2001; (iii) 1,001 shares vested on 10/01/2002; (iv) 1,000 shares vested on 10/01/2003; and (v) 1,000 shares vested on 10/01/2004. Mr. McDonald departed from the Company on February 27, 2009, and any portion of this stock option remaining unexercised three months from such date will be cancelled.

(13)	The shares subject to this stock option vested in five equal annual installments beginning on 09/30/2000.

(14)	The shares subject to this stock option vested in five equal annual installments beginning on 06/30/2001.

(15)	The vesting of the shares subject to this stock option is as follows: (i) 80 shares vested on 04/01/2001; (ii) 80 shares vested on 10/01/2001; (iii) 80 shares vested on 10/01/2002; (iv) 80 shares vested on 10/01/2003; and (v) 80 shares vested on 10/01/2004.

(16)	The vesting of the shares subject to this stock option is as follows: (i) 125 shares vested on 07/26/2005; and (ii) 4,125 shares vested on 07/26/2006.

(17)	The vesting of the shares subject to this stock option is as follows: (i) 750 shares vested on 02/08/2006; (ii) 2,000 shares vested on 02/08/2007; and (iii) 2,000 shares vested on 02/08/2008.

Option Exercises in 2008

The following table sets forth information concerning the number of shares acquired and the value realized on exercise of stock options during the fiscal year ended December 31, 2008 by each of the named executive officers. All references to “shares” in the table refer to shares of the Company’s class A common stock.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Michael J. Saylor	—	—
Sanju K. Bansal	—	—
Arthur S. Locke, III	—	—
Jonathan F. Klein	—	—
Adam M. McDonald	1,500	65,205
Paul N. Zolfaghari	—	—

(1)	This amount represents the difference between the exercise price and the closing price of our class A common stock on the date of exercise. This amount may not represent the value that is actually realized by the executive officer upon sale of underlying shares due to differences between the closing price of our class A common stock on the date of exercise and the price or prices at which an individual may have sold the shares he received following exercise.

Director Compensation

Each non-employee or “outside” director receives a fee of $15,000 for each quarterly meeting of the Board of Directors that the outside director attends in person. An outside director may be paid a quarterly board meeting fee for attending a quarterly board meeting via telephonic conference call if the outside director has good reason for the outside director’s failure to attend such meeting in person as determined by the Chairman of the Board, but such payment is limited to one occurrence in any given year. Each outside director who is a member of the Audit Committee also receives a fee of $6,000 for each quarterly meeting of such committee that the outside director attends in person. Each outside director who is a member of the Compensation Committee also receives a fee of $3,000, which is paid quarterly, provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must have served on the Compensation Committee on the last day of such fiscal quarter. Each outside director may receive fees of up to $12,000 in any quarter for additional services delegated by the Board of Directors to such outside director in the outside director’s capacity as a member of the Audit Committee, the Compensation Committee, the Board of Directors or any other committees of the Board of Directors, provided that any such fee paid with respect to a particular service must be approved by the Board of Directors following the completion of such service by the outside director.

Each outside director is reimbursed for all reasonable out-of-pocket expenses incurred by him or her in attending meetings of the Board of Directors and any committee thereof and otherwise in performing his or her duties as an outside director, subject to compliance with our standard documentation policies regarding reimbursement of business expenses. From time to time, the Board of Directors may hold meetings and other related activities in various locations for which our payment of the expenses of outside directors and their guests may be deemed compensation to outside directors. In addition, we may hold, host or otherwise arrange parties, outings or other similar entertainment events for which our payment of the expenses of outside directors and their guests may be deemed compensation to outside directors.

We also make available, from time to time, Corporate Development Programs, a company-owned vehicle and related driving services, and the services of one or more drivers for vehicles other than a company-owned vehicle, for personal use by our personnel, including members of the Board of Directors of the Company, our executive officers, and other employees of the Company and its subsidiaries. To the extent that participation in Meeting Activities or Entertainment Events or personal use of Corporate Development Programs, Company

Vehicles or Alternative Car Services is deemed compensation to a director, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such director a “tax gross-up” in cash, which would approximate the amount of the director’s federal and state income and payroll taxes on the taxable income associated with such participation or personal use plus federal and state income and payroll taxes on the taxes that the director may incur as a result of the payment of taxes by us, subject to the aggregate amount limitations described above in “Compensation Discussion and Analysis”, if applicable.

The following table sets forth information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2008. All references to “shares” in the table refer to shares of the Company’s class A common stock.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($) (2)		Total ($)
Matthew W. Calkins	75,000	—		4,111	(3)	79,111
Robert H. Epstein	53,000	—		28,009	(4)	81,009
David W. LaRue	75,000	—		3,221	(5)	78,221
Jarrod M. Patten	84,000	—		1,717	(6)	85,717
Carl J. Rickertsen	62,000	1,300	(7)	3,630	(8)	66,930
Thomas P. Spahr	53,000	—		40,121	(9)	93,121

(1)	The amount represents the dollar amount recognized for financial reporting purposes for the year ended December 31, 2008 of stock options granted to each of the directors, calculated in accordance with provisions of SFAS 123R. No stock options were granted to any employees or directors in 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9, “Share-Based Compensation,” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2008 for the assumptions made in determining SFAS 123R values. This amount reflects the Company’s accounting expense for stock options granted to each of the directors, and is not intended to represent the value, if any, that is actually realized by the individual.

(2)	All Other Compensation includes the value of perquisites and other personal benefits for the director, as well as “gross-ups” and other amounts reimbursed during the fiscal year for the payment of taxes, but does not include perquisites and other personal benefits for the director if the total value of all perquisites and other personal benefits for such director in a given year was less than $10,000. With respect to each individual perquisite or benefit, we report the higher of (i) aggregate incremental cost or (ii) compensation imputed to the director for tax purposes.

(3)	Amount shown for Mr. Calkins represents a cash payment of $4,111 for reimbursement of taxes incurred in connection with his participation in Meeting Activities.

(4)	Amount shown for Mr. Epstein includes (i) $14,055, which represents compensation imputed to Mr. Epstein in connection with his participation in Meeting Activities; (ii) a cash payment of $11,924 for reimbursement of taxes incurred in connection with Mr. Epstein’s participation in Meeting Activities; (iii) $1,098, which represents compensation imputed to Mr. Epstein in connection with an Entertainment Event that was held by the Company and (iv) a cash payment of $932 for reimbursement of taxes incurred in connection with an Entertainment Event that was held by the Company. These amounts also reflect the aggregate incremental cost to the Company for such perquisite or benefit.

(5)	Amount shown for Mr. LaRue represents a cash payment of $3,221 for reimbursement of taxes incurred in connection with his participation in Meeting Activities.

(6)	Amount shown for Mr. Patten represents a cash payment of $1,717 for reimbursement of taxes incurred in connection with his participation in Meeting Activities.

(7)	As of December 31, 2008, Mr. Rickertsen owned outstanding options exercisable for an aggregate of 12,000 shares. The grant date fair value of the outstanding stock options was $12.15 per share.

(8)	Amount shown for Mr. Rickertsen represents a cash payment of $3,630 for reimbursement of taxes incurred in connection with his participation in Meeting Activities and his personal use of Corporate Development Programs.

(9)	Amount shown for Mr. Spahr includes (i) $14,528, which represents compensation imputed to Mr. Spahr in connection with his participation in Meeting Activities; (ii) a cash payment of $11,254 for reimbursement of taxes incurred in connection with Mr. Spahr’s participation in Meeting Activities; (iii) $8,080, which represents compensation imputed to Mr. Spahr in connection with his personal use of Corporate Development Programs and (iv) a cash payment of $6,259 for reimbursement of taxes incurred in connection with Mr. Spahr’s personal use of Corporate Development Programs. For each perquisite or benefit other than personal use of the Corporate Development Programs, as described in item (iii), the amounts shown also reflect the aggregate incremental cost to the Company for such perquisite or benefit. The aggregate incremental cost of providing personal use of the Corporate Development Programs is significantly lower than the amount indicated in this footnote for this item, which reflects compensation imputed to Mr. Spahr for tax purposes. The aggregate incremental cost of providing personal use of the Corporate Development Programs to Mr. Spahr in 2008 was $1,962.

Equity Compensation Plan Information

The following table provides information about the class A common stock authorized for issuance under our equity compensation plans as of December 31, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders (1)	1,026,974	103.63	2,372,749	(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	1,026,974	103.63	2,372,749	(2)

(1)	Includes our 1996 Stock Plan (“1996 Plan”), 1997 Stock Option Plan for French Employees (“French Plan”), 1997 Director Option Plan (“1997 Director Plan”) and Second Amended and Restated 1999 Stock Option Plan (“1999 Plan”).

(2)	Represents securities remaining available for future issuance under our 1999 Plan and excludes all securities subject to issuance upon exercise of options, warrants and rights outstanding as of December 31, 2008. We are no longer authorized to issue options under our 1996 Plan, French Plan or 1997 Director Plan. Although there were 2,372,749 shares of class A common stock remaining available for future issuance under our 1999 Plan as of December 31, 2008, we do not currently plan to issue any additional options under the 1999 Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors acts under a written charter most recently amended and restated on April 29, 2008. Each member of the Audit Committee meets the Nasdaq Marketplace Rule definition of “independent” for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Securities Exchange Act.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2008 and discussed these financial statements with the Company’s management. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following, among other things:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	management’s selection, application and disclosure of critical accounting policies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

Through periodic meetings during the fiscal year ended December 31, 2008 and the first quarter of 2009, the Audit Committee discussed the following significant items with management and Grant Thornton:

•	significant revenue contracts;

•	significant and complex transactions;

•	significant accounting and reporting issues and policies; and

•	quarterly business results and financial statements.

During the fiscal year ended December 31, 2008 and the first quarter of 2009, the Audit Committee performed the following, among other, functions:

•	selected Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008;

•	monitored the annual independent audit by Grant Thornton for the fiscal year ended December 31, 2008;

•	pre-approved all audit and permitted non-audit services to be provided to the Company by Grant Thornton;

•	reviewed the Company’s risk assessment and management procedures;

•	oversaw the Company’s internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•

reviewed and considered whether to approve any related party transactions with any director, executive officer of the Company and any related person transactions pursuant to the Company’s Related Person Transactions Policy; and

•

reviewed quarterly reports as required by the Company’s Board of Directors regarding significant revenue contracts requiring advance approval from the Audit Committee, litigation and regulatory matters and the status of internal controls and procedures.

During the fiscal year ended December 31, 2008, the Audit Committee also met in separate executive sessions with Grant Thornton, the Company’s Chief Executive Officer, Chief Financial Officer, Vice President, Finance and Worldwide Controller and Vice President, Risk Management.

Management represented to the Audit Committee that the Company’s financial statements relating to the fiscal year ended December 31, 2008 had been prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also reviewed and discussed with Grant Thornton the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees), as amended. SAS 61 requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•

disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements (there were no such disagreements).

Grant Thornton also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence. Accordingly, the Audit Committee discussed with Grant Thornton its independence from the Company.

Based on its discussions with management and Grant Thornton, as well as its review of the representations and information provided by management and Grant Thornton, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

By the Audit Committee of the Board of Directors of MicroStrategy Incorporated.

David W. LaRue

Matthew W. Calkins

Jarrod M. Patten

PROPOSAL 2

RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

Selection of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2009

The Audit Committee has selected, and the Board of Directors has ratified the Audit Committee’s selection of, the firm of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Although stockholder approval of the selection of Grant Thornton is not required by law, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of Grant Thornton.

Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees and Services

Aggregate fees for professional services rendered by Grant Thornton to us for work performed during and related to the fiscal years ended December 31, 2008 and 2007 are summarized in the table below.

Fee Category	2008	2007
Audit Fees	$1,481,909	$1,485,780
Audit-Related Fees	63,950	61,175
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,545,859	$1,546,955

Audit Fees for the years ended December 31, 2008 and 2007 were for professional services rendered for the audits of our consolidated financial statements and statutory and subsidiary audits, services related to Sarbanes-Oxley Act compliance, and assistance with review of documents filed with the SEC.

Audit-Related Fees for the years ended December 31, 2008 and 2007 were for assurance and related services, employee benefit plan audits, accounting consultations and consultations concerning financial and accounting and reporting standards.

Audit Committee Pre-Approval Policies and Procedures

During the fiscal years ended December 31, 2008 and 2007, the Audit Committee pre-approved all services (audit and non-audit) provided to MicroStrategy by our independent registered public accounting firm. In situations where a matter cannot wait until a full Audit Committee meeting, the Chairman of the Audit Committee has authority to consider, and if appropriate, approve audit and non-audit services. Any decision by the Chairman of the Audit Committee to pre-approve services must be presented to the full Audit Committee for approval at its next scheduled quarterly meeting. The Audit Committee requires us to make required disclosure in our SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent registered public accounting firm and the fees paid by us for such services. All fees related to services performed by Grant Thornton during the fiscal years ended December 31, 2008 and 2007 were approved by the full Audit Committee.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at the following address: MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102, Attention: Investor Relations, or by calling 703-848-8600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and phone number.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders, including director nominations described above under the heading “Director Candidates,” must be received by us at our principal offices, 1861 International Drive, McLean, Virginia 22102 by December 17, 2009 for inclusion in the proxy materials for the 2009 Annual Meeting of Stockholders. MicroStrategy suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

If a stockholder wishes to present a proposal before the 2010 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by March 2, 2010, and if a stockholder fails to provide such timely notice of a proposal to be presented at the 2010 Annual Meeting of Stockholders, the proxies designated by the Board of Directors will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

Sanju K. Bansal
Vice Chairman, Executive Vice President,
Chief Operating Officer and Secretary

April 7, 2009

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

PROXY

MICROSTRATEGY INCORPORATED

Proxy for the Annual Meeting of Stockholders to be held on Wednesday, May 13, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor and Jonathan F. Klein, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at MicroStrategy’s offices, 1861 International Drive, McLean, Virginia 22102, on Wednesday, May 13, 2009 at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” all proposals. This proxy may be revoked by the undersigned at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting.

(Continued and to be signed on the reverse side)

Annual Meeting of Stockholders of

MICROSTRATEGY INCORPORATED

May 13, 2009

Please fill in, date, sign and mail your proxy card in the

enclosed postage-paid return envelope as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	To elect the following eight (8) directors for the next year.

NOMINEES:

¡	Michael J. Saylor

¡	Sanju K. Bansal

¡	Matthew W. Calkins

¡	Robert H. Epstein

¡	David W. LaRue

¡	Jarrod M. Patten

¡	Carl J. Rickertsen

¡	Thomas P. Spahr

[    ] FOR ALL NOMINEES

[    ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[    ] FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

For            Against            Abstain

[    ]             [    ]                 [    ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [    ]

Signature of Stockholder                                          Date:

Signature of Stockholder                                          Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.